AGREEMENT AND PLAN OF MERGER

                                  By and Among

                               BCSB BANKCORP, INC.

                      BALTIMORE COUNTY SAVINGS BANK, F.S.B.

                                       And

                           WHG BANCSHARES CORPORATION

                                       And

                          HERITAGE SAVINGS BANK, F.S.B.




                          Dated as of February 27, 2002

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

RECITALS..........................................................................................................1
--------

ARTICLE I CERTAIN DEFINITIONS.....................................................................................2
-----------------------------
   Section 1.01 Definitions.......................................................................................2
   -------------------------

ARTICLE II THE MERGER AND EXCHANGE OF SHARES......................................................................6
--------------------------------------------
   Section 2.01 Effects of Merger; Surviving Corporation..........................................................6
   ------------------------------------------------------
   Section 2.02 Conversion of Shares..............................................................................7
   ----------------------------------
   Section 2.03 Exchange Procedures...............................................................................8
   ---------------------------------
   Section 2.04  Stock Options....................................................................................9
   ----------------------------
   Section 2.05  MSBP Awards......................................................................................9
   --------------------------

ARTICLE III       REPRESENTATIONS AND WARRANTIES
------------------------------------------------
                  OF WHG AND Heritage Bank........................................................................9
                  ------------------------
   Section 3.01 Organization.....................................................................................10
   --------------------------
   Section 3.02 Capitalization...................................................................................10
   ----------------------------
   Section 3.03 Authority; No Violation..........................................................................11
   -------------------------------------
   Section 3.04 Consents.........................................................................................12
   ----------------------
   Section 3.05 Financial Statements.............................................................................12
   ----------------------------------
   Section 3.06 Taxes............................................................................................13
   -------------------
   Section 3.07 No Material Adverse Effect.......................................................................13
   ----------------------------------------
   Section 3.08 Contracts........................................................................................13
   -----------------------
   Section 3.09 Ownership of Property; Insurance Coverage........................................................15
   -------------------------------------------------------
   Section 3.10 Legal Proceedings................................................................................15
   -------------------------------
   Section 3.11 Compliance With Applicable Law...................................................................16
   --------------------------------------------
   Section 3.12 ERISA/Employee Compensation......................................................................16
   -----------------------------------------
   Section 3.13  Brokers, Finders and Financial Advisors.........................................................19
   ------------------------------------------------------
   Section 3.14 Environmental Matters............................................................................19
   -----------------------------------
   Section 3.15 Loan Portfolio...................................................................................20
   ----------------------------
   Section 3.16 Information to be Supplied.......................................................................21
   ----------------------------------------
   Section 3.17 Related Party Transactions.......................................................................22
   ----------------------------------------
   Section 3.18 Schedule of Termination Benefits.................................................................22
   ----------------------------------------------
   Section 3.19 Deposits.........................................................................................22
   ----------------------
   Section 3.20.Business Combination.............................................................................22
   ------------------------------------
   Section 3.21 Fairness Opinion.................................................................................23
   ------------------------------
   Section 3.22 Risk Management Instruments......................................................................23
   -----------------------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES
-----------------------------------------
                  OF BALTIMORE COUNTY SAVINGS BANK AND BCSB BANKCORP.............................................23
                  -------------------------------------------------
   Section 4.01 Organization.....................................................................................23
   --------------------------
   Section 4.02 Authority; No Violation..........................................................................24
   -------------------------------------
   Section 4.03 Consents.........................................................................................25
   ----------------------
   Section 4.04 Compliance With Applicable Law...................................................................25
   --------------------------------------------

                                       i

   Section 4.05 Information to be Supplied.......................................................................26
   ----------------------------------------
   Section 4.06 Financing........................................................................................26
   -----------------------
   Section 4.07      BCSB Financials.............................................................................26
   ------------      ----------------
   Section 4.08      Litigation..................................................................................26
   ------------      -----------

ARTICLE V COVENANTS OF THE PARTIES...............................................................................27
----------------------------------
   Section 5.01 Conduct of Heritage Bank's Business..............................................................27
   -------------------------------------------------
   Section 5.02 Access; Confidentiality..........................................................................30
   ------------------------------------
   Section 5.03 Regulatory Matters and Consents..................................................................31
   ---------------------------------------------
   Section 5.04 Taking of Necessary Action.......................................................................31
   ----------------------------------------
   Section 5.05 Certain Agreements...............................................................................32
   --------------------------------
   Section 5.06 No Other Bids and Related Matters................................................................33
   -----------------------------------------------
   Section 5.07 Duty to Advise; Duty to Update Heritage Bank's Disclosure Schedules..............................34
   --------------------------------------------------------------------------------
   Section 5.08 Conduct of Baltimore County Bank's Business......................................................35
   ---------------------------------------------------------
   Section 5.09 Board and Committee Minutes......................................................................35
   -----------------------------------------
   Section 5.10 Undertakings by the Parties......................................................................35
   -----------------------------------------
   Section 5.11 Employee and Termination Benefits................................................................37
   -----------------------------------------------
   Section 5.12 Duty to Advise; Duty to Update Baltimore County Bank's
   --------------------------------------------------------------------
                     Disclosure Schedules........................................................................39
                     ---------------------

ARTICLE VI CONDITIONS............................................................................................39
---------------------
   Section 6.01 Conditions to WHG and Heritage Bank's Obligations under this Agreement...........................39
   ------------------------------------------------------------------------------------
   Section 6.02 Conditions to BCSB and Baltimore County Bank's Obligations under this Agreement..................40
   ---------------------------------------------------------------------------------------------

ARTICLE VII TERMINATION, WAIVER AND AMENDMENT....................................................................41
---------------------------------------------
   Section 7.01 Termination......................................................................................42
   -------------------------
   Section 7.02. Effect of Termination...........................................................................43
   ------------------------------------

ARTICLE VIII MISCELLANEOUS.......................................................................................43
--------------------------
   Section 8.01 Expenses.........................................................................................43
   ----------------------
   Section 8.02 Non-Survival of Representations and Warranties...................................................44
   ------------------------------------------------------------
   Section 8.03 Amendment, Extension and Waiver..................................................................44
   ---------------------------------------------
   Section 8.04 Entire Agreement.................................................................................44
   ------------------------------
   Section 8.05 No Assignment....................................................................................45
   ---------------------------
   Section 8.06 Notices..........................................................................................45
   ---------------------
   Section 8.07 Captions.........................................................................................46
   ----------------------
   Section 8.08 Counterparts.....................................................................................46
   --------------------------
   Section 8.09 Severability.....................................................................................46
   --------------------------
   Section 8.10 Governing Law....................................................................................46
   ---------------------------

Exhibits:

         Exhibit A                  Form of Heritage Bank Voting Agreement


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 27, 2002, is by and among BCSB Bankcorp, Inc., a federal corporation ("BCSB"), Baltimore County Savings Bank, F.S.B., a federally chartered savings bank ("Baltimore County Bank"), and WHG Bancshares Corporation ("WHG"), a Maryland corporation, and Heritage Savings Bank, F.S.B., a federally chartered savings bank ("Heritage Bank"). Each of BCSB, Baltimore County Bank, WHG and Heritage Bank is sometimes individually referred to herein as a "party," and BCSB, Baltimore County Bank, WHG and Heritage Bank are sometimes collectively referred to herein as the "parties."

                                    RECITALS

         WHEREAS, BCSB, a registered savings and loan holding company, with principal offices in Baltimore, Maryland, owns all of the issued and outstanding capital stock of Baltimore County Bank, a federally-chartered savings bank organized under the laws of the United States, with principal offices in Baltimore, Maryland.

         WHEREAS, WHG, a registered savings and loan holding company, with principal offices in Lutherville, Maryland, owns all of the issued and outstanding capital stock of Heritage Bank, a federally-chartered savings bank organized under the laws of the United States, with principal offices in Lutherville, Maryland.

         WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable and in the best interests of the respective companies and their stockholders to consummate the business combination transaction contemplated herein in which: (i) Baltimore County Bank shall incorporate a to-be-formed company, which shall be merged with and into WHG, with WHG surviving the merger, and in connection therewith each share of WHG Common Stock outstanding immediately prior to the Closing Date shall be canceled in exchange for the right to receive the cash payments specified herein, (the "Merger") (ii) to be followed by the liquidation of WHG into Baltimore County Bank; and (iii) immediately thereafter Heritage Bank shall merge with and into Baltimore County Bank, with Baltimore County Bank surviving the merger (the "Bank Merger") with the result that Baltimore County Bank will acquire all the assets and liabilities of Heritage Bank, and Heritage Bank shall cease to exist (the transactions are sometimes collectively referred to as the "Mergers");

         WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Mergers, and the other transactions contemplated by this Agreement (collectively, the "Merger Documents").

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Section 1.01 Definitions.

         Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

                  "Agreement"  means  this  agreement,   and  any  amendment  or
         supplement hereto, which constitutes a "plan of merger" between BCSB, Baltimore County Bank, a to-be-formed interim company, and WHG.

                  "Applications" means the applications for regulatory approval that are required by the transactions contemplated hereby.

                  "Baltimore County Bank Employee Plan" means all pension, retirement, group insurance, and other tax-qualified employee benefit plan and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, plans and arrangements with respect to employees of Baltimore County Bank.

                  "Bank Merger" means the merger of Heritage Bank with and into Baltimore County Bank, with Baltimore County Bank as the surviving institution, and shall include the liquidation of WGH, as the surviving corporation of the Merger, into Baltimore County Bank.

                  "Bank Merger Effective Date" shall mean the date, after the OTS approves the Bank Merger, that all filings are made with the OTS to perfect the Bank Merger.

                  "BCSB Financials" means (i) the audited consolidated financial statements of BCSB as of September 30, 2000 and 2001 and for the two years ended September 30, 2001, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of BCSB as of each calendar quarter thereafter included in the documents filed by BCSB pursuant to the Exchange Act.

                  "BCSB Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by BCSB or Baltimore County Bank, except any corporation the stock of which is held as security by Baltimore County Bank in the ordinary course of its lending activities.

                 "BCSB Disclosure Schedules" means the Disclosure Schedules delivered by BCSB to Heritage Bank pursuant to Article IV of this Agreement.

                  "Closing Date" means the date determined by BCSB, in its sole discretion, upon five (5) days prior written notice to WHG, but in no event later than fifteen (15) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which BCSB and WHG shall mutually agree.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Compensation and Benefit Plans" has the meaning given to such term in Section 3.12(a).

                  "DOL" means the U.S. Department of Labor.

                  "Environmental Law" means any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Material, in each case as amended and now in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

                  "Exchange Agent" means the entity selected by BCSB, subject to the approval of WHG, to perform the functions described in Section 2.03 of this Agreement.

                  "FDIA" means the Federal Deposit Insurance Act, as amended.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "FHLB of Atlanta" means the Federal Home Loan Bank of Atlanta.

                  "FRB" means the Board of Governors of the Federal Reserve System.

                  "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

                  "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                  "HOLA" means the Home Owners' Loan Act, as amended, 12 U.S.C. ss.1464 et al.

                  "Interim" means the to-be-formed subsidiary of Baltimore County Bank that will be merger with and into WHG.

                  "IRS" means the Internal Revenue Service.

                  "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known by the officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from a Regulatory Authority or any other material written notice received by that Person. References to the "Knowledge" of WHG includes the "Knowledge" of Heritage Bank.

                  "Loan" includes loan participations.

                  "Loan  Property"  shall have the meaning given to such term in
         Section 3.14(b) of this Agreement.

                  "MGCL" means the Maryland General Corporation Law.

                  "Material Adverse Effect" shall mean, with respect to BCSB or Heritage Bank, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the market value of the assets of BCSB or Heritage Bank resulting from a change in interest rates generally (ii) any individual or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, (iii) any action taken by Heritage Bank or a WHG Subsidiary at the request of Baltimore County Bank, (iv) expenses incurred to complete the transaction contemplated by this Agreement; or (v) an increase by the FDIC, pursuant to Section 327.9 of the FDIC Regulations (12 CFR ss.327.9), in the BIF or SAIF Assessment Schedule.

                  "Merger" means the merger of the to-be-formed subsidiary of Baltimore County Bank with and into WHG, with WHG as the surviving entity.

                  "Merger Effective Date" means that date upon which the last of the corporate transactions that comprise the Merger becomes effective, in accordance with applicable laws and regulations.

                  "OTS" means the Office of Thrift Supervision.

                  "Participation Facility" shall have the meaning given to such term in Section 3.14(b) of this Agreement.

                  "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

                  "Proxy Statement" means the proxy statement, together with any supplements thereto, to be transmitted to holders of WHG Common Stock in connection with the transactions contemplated by this Agreement.

                  "Regulatory  Agreement"  has the meaning given to that term in
         Section 3.11 of this Agreement.

                  "Regulatory Authority" means any agency or department of any federal or state government, including without limitation the OTS, the FDIC, the FRB, the SEC or the respective staffs thereof.

                  "Rights"  means   warrants,   options,   rights,   convertible
         securities and other capital stock equivalents that obligate an entity to issue its securities.

                  "SAIF" means the Savings Association Insurance Fund, as administered by the FDIC.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

                  "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

                  "Securities Laws" means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

                  "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either BCSB or WHG, as the case may be, in the ordinary course of its lending activities.

                  "Superior  Proposal"  has the  meaning  given to such  term in
         Section 5.06 of this Agreement.

                  "WHG  Common  Stock"  has the  meaning  given to that  term in
         Section 3.02(a) of this Agreement.

                  "WHG Disclosure Schedules" means the Disclosure Schedules delivered by Heritage Bank to Baltimore County Bank pursuant to Article III of this Agreement.

                  "WHG Financials" means (i) the audited consolidated financial statements of WHG as of September 30, 2000 and 2001 and for the two years ended September 30, 2001, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of WHG as of each calendar quarter thereafter included in Securities Documents filed by WHG.

                  "WHG Regulatory Reports" means the Thrift Financial Reports of Heritage Bank and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended March 31, 2001, through the Closing Date, and all Annual, Quarterly and Current Reports filed on Form H(b)-11 with the OTS by WHG from March 31, 2001 through the Closing Date.

                  "WHG Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by WHG, including Heritage Bank, except any corporation the stock of which is held as security by WHG or Heritage Bank in the ordinary course of its lending activities.


                                   ARTICLE II
                        THE MERGER AND EXCHANGE OF SHARES

         Section 2.01 Effects of Merger; Surviving Corporation.

         (a) (i) On the Merger Effective Date, a to-be-formed company formed by Baltimore County Bank ("Interim") shall merge with and into WHG; the separate existence of Interim shall cease; WHG shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly-owned subsidiary of Baltimore County Bank; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Interim shall be taken and deemed to be transferred to and vested in WHG, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with federal law.

                  (ii)  On  the  Merger   Effective   Date:   the   Articles  of
Incorporation  of  the  Surviving   Corporation  shall  continue  as  in  effect
immediately  prior to the Merger Effective Date; and the

Bylaws of the Surviving Corporation shall continue as in effect immediately prior to the Merger Effective Date, until thereafter altered, amended or repealed in accordance with applicable law.

                  (iii) On the Merger Effective Date, the directors of Interim duly elected and holding office immediately prior to the Effective Date shall be the directors of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

                  (iv) On the Merger Effective Date, the officers of Interim duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation.

         (b) Notwithstanding any provision of this Agreement to the contrary, BCSB may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to the stockholders, directors or officers of WHG as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals.

         Section 2.02 Conversion of Shares.

                  (i) Each outstanding share of WHG Common Stock issued and outstanding at the Merger Effective Date, except as provided in clause (ii) and
(iii) of this Section, shall cease to be outstanding, shall cease to exist and shall be converted into the right to receive $14.25 in cash (the "Merger Consideration").

                  (ii) Any shares of WHG Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into the Merger Consideration, and no cash or shares of capital stock of BCSB shall be issued or exchanged therefor.

                  (iii) Each share of BCSB Common Stock issued and outstanding immediately before the Merger Effective Date shall remain an outstanding share of Common Stock of the Surviving Corporation.

                  (iv) The holders of certificates representing shares of WHG Common Stock as of the Merger Effective Date (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of WHG, except such rights, if any, as they may have pursuant to applicable law.

         Section 2.03 Exchange Procedures.

         (a) As promptly as practicable after the Effective Date (but in no event later than five (5) business days after the Effective Date), the Exchange Agent shall mail to each holder of record of an outstanding share Certificate or Certificates a Letter of Transmittal containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefor. Upon surrender of the Certificate or Certificates to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. Approval of this Agreement by the stockholders of Heritage Bank shall constitute authorization for BCSB to designate and appoint such Exchange Agent, with the approval of WHG. Neither BCSB nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of WHG until such former stockholder surrenders his Certificate or Certificates or, in lieu thereof, any such appropriate affidavit of loss and indemnity agreement and bond as may be reasonably required by BCSB.

         (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason for the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (c) On or prior to the Merger Effective Date, BCSB shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the WHG stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof.

         (d) The payment of the Merger Consideration, and cash in lieu of any fractional shares, upon the conversion of WHG Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such WHG Common Stock.

         (e) Promptly following the date which is twelve months after the Merger Effective Date, the Exchange Agent shall deliver to BCSB all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of WHG Common Stock may surrender such Certificate to Baltimore County Bank and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of WHG Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

         (f) After the close of business on the Merger Effective Date, there shall be no transfers on the stock transfer books of WHG of the shares of WHG Common Stock that are outstanding immediately prior to the Merger Effective Date, and the stock transfer books of WHG shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

         (g) In the event any certificate for WHG Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver (except as otherwise provided in Section 2.02(iii)) in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that BCSB may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as BCSB may require as indemnity against any claim that may be made against WHG, BCSB or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

         (h) BCSB is hereby authorized, after consulting with WHG, to adopt additional requirements with respect to the matters referred to in this Section
2.03 not inconsistent with the provisions of this Agreement or unduly burdensome to the shareholders of WHG.

         Section 2.04  Stock Options.

         At the Merger Effective Date, each option granted by WHG (a "WHG Option") to purchase shares of WHG Common Stock issued and outstanding pursuant to the WHG 1996 Stock Option Plan or the WHG 2001 Stock Option Plan (the "WHG Stock Option Plans"), whether or not such option is exercisable on the Merger Effective Date, shall, by reason of the Merger, cease to be outstanding and each holder of an option shall receive from WHG, at the Closing Date, cash in an amount equal to (i) the difference (if a positive number) between (A) $14.25 and
(B) the exercise price of each such option multiplied by (ii) the number of shares of WHG Common Stock subject to the option.

         Section 2.05  MSBP Awards.

         As set forth in WHG DISCLOSURE SCHEDULE 2.05, holders of stock awards under the WHG Management Stock Bonus Plan ("MSBP") that are not vested prior to the Merger Effective Date shall be canceled and exchanged for a payment to be made by Heritage Bank (or if requested by Baltimore County Bank, such payment may be made by Baltimore County Bank) to the recipient of such awards not later than the Merger Effective Date in an amount equal to the product of the number of shares of WHB Common Stock subject to such awards and the Merger Consideration, less applicable tax withholding; provided that such recipient shall deliver a cancellation agreement in form and substance reasonably satisfactory to the BCSB prior to receipt of such payment.


                               ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF WHG AND HERITAGE BANK

         WHG and  Heritage  Bank  represent  and  warrant to BCSB and  Baltimore
County Bank that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the WHG Disclosure Schedules delivered by WHG to BCSB on or prior to the date hereof. WHG and Heritage Bank have made a good faith effort to ensure that the disclosure on each schedule of the WHG Disclosure Schedules corresponds to the section reference herein. However, for purposes of the WHG Disclosure Schedules, any item disclosed on any schedule is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 3.01 Organization.

         (a) WHG is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is duly registered as a savings and loan holding company under the HOLA. WHG has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on WHG. Heritage Bank is the only subsidiary of WHG.

         (b) Heritage Bank is a stock savings bank organized, validly existing and in good standing under federal law. Heritage Bank is the only WHG Subsidiary. The deposits of Heritage Bank are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Heritage Bank when due. Heritage Bank has no subsidiaries.

         (c) Heritage Bank is a member of the FHLB of Atlanta and owns the requisite amount of stock therein.

         (d) The respective minute books of WHG and each WHG Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

         (e) Prior to the date of this Agreement, WHG has made available to BCSB true and correct copies of the articles or certificate of incorporation and bylaws of WHG and Heritage Bank.

         Section 3.02 Capitalization.

         (a) The authorized capital stock of WHG consists of 4,000,000 shares of common stock, $0.10 par value ("WHG Common Stock"), of which 1,285,050 shares are outstanding, validly issued, fully paid and non-assessable and free of preemptive rights, and 1,000,000 shares of preferred stock, $0.10 par value ("WHG Preferred Stock"), none of which are outstanding. There are no shares of WHG Common Stock held by WHG as treasury stock. Neither WHG nor any WHG
Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of WHG Common Stock, or any other security of WHG or any securities representing the right to vote, purchase or otherwise receive any shares of WHG Common Stock or any other security of WHG, other than shares issuable under the WHG Stock Option Plans and the WHG MSBP. WHG DISCLOSURE
SCHEDULE  3.02(a) sets
forth, as of the date hereof, the name of each holder of an option to purchase WHG Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the vesting dates, and the exercise price relating to the options held, and the name of each grantee of an award under the MSBP, the number of shares subject to each award, and the vesting schedule of each award.

         (b) WHG owns all of the capital stock of Heritage Bank, free and clear of any lien or encumbrance.

         Section 3.03 Authority; No Violation.

         (a)      WHG  and  Heritage  Bank  each has full  corporate  power  and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by WHG and Heritage Bank and the completion by WHG and Heritage Bank of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of WHG and Heritage Bank, respectively, and, except for approval of the shareholders of WHG and Regulatory Authorities, no other corporate proceedings on the part of WHG or Heritage Bank are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by WHG and Heritage Bank, and the Bank Merger has been duly and validly approved by the Board of Directors of Heritage Bank, and by WHG in its capacity as sole stockholder of Heritage Bank, and subject to approval by the shareholders of WHG and receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligations of WHG and Heritage Bank, enforceable against WHG and Heritage Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Heritage Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

         (b) (A) The execution and delivery of this Agreement by WHG and Heritage Bank, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.03 hereof, and WHG's and BCSB's compliance with any conditions contained therein, and subject to the receipt of the approval of WHG's stockholders, the consummation of the transactions contemplated hereby, and (C) compliance by WHG and Heritage Bank with any of the terms or provisions hereof will not: (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of WHG or any WHG Subsidiary or the charter and bylaws of Heritage Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to WHG or any WHG Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of WHG or Heritage Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which WHG or Heritage Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on WHG and the WHG Subsidiaries taken as a whole.

         Section 3.04 Consents.

         Except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 4.03 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of WHG, no consents, waivers or approvals of, or filings or registrations with, any Regulatory Authority are necessary, and, to WHG's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by WHG and Heritage Bank, and (b) the completion by WHG and Heritage Bank of the Merger and the Bank Merger. WHG and Heritage Bank have no reason to believe that (i) any required Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 3.05 Financial Statements.

         (a) WHG has previously made available to BCSB the WHG Regulatory Reports. The WHG Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of WHG as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) WHG has previously made available to BCSB the WHG Financials. The WHG Financials have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of WHG and the WHG Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-QSB.

         (c) At the date of each balance sheet included in the WHG Financials or the WHG Regulatory Reports, WHG did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such WHG Financials or WHG Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         Section 3.06 Taxes.

         WHG and the WHG Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). WHG has duly filed all federal, state and material local tax returns required to be filed by or with respect to WHG and all WHG Subsidiaries on or prior to the Closing Date (all such amounts shown to be due have been paid) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from WHG and any WHG Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent,
(ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of WHG or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where WHG or any of its Subsidiaries do not file tax returns that WHG or any such Subsidiary is subject to taxation in that jurisdiction. WHG and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. WHG and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and WHG and each of its Subsidiaries has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

         Section 3.07 No Material Adverse Effect.

         WHG and the WHG Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since September 30, 2001, and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on WHG and the WHG Subsidiaries.

         Section 3.08 Contracts.

         (a) Except as set forth in WHG DISCLOSURE SCHEDULE 3.08(a), neither WHG nor any WHG Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of WHG nor any WHG Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of WHG or any WHG Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of WHG or any WHG Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by Heritage Bank; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which WHG or any WHG Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, borrowings from the FHLB of Atlanta, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to BCSB or any BCSB Subsidiary; (vi) any agreement, written or oral, that obligates WHG or any WHG Subsidiary for the payment of more than $25,000 annually; or (vii) any contract (other than this Agreement) limiting the freedom, in any material respect, of WHG to engage in any type of banking or bank-related business which it or Heritage Bank is permitted to engage in under applicable law as of the date of this Agreement.

         (b) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been provided to BCSB on or before the date hereof, are listed on WHG DISCLOSURE SCHEDULE 3.08(a) and are in full force and effect on the date hereof and neither WHG nor any WHG Subsidiary (nor, to the knowledge of Heritage Bank, any other party to any such contract, plan, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the WHG DISCLOSURE SCHEDULE 3.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in WHG DISCLOSURE SCHEDULE 3.08(b), none of the employees
(including officers) of WHG or any WHG Subsidiary, possess the right to terminate their employment and receive or be paid (or cause WHG or any WHG Subsidiary to accrue on their behalf) benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated thereby. Except as set forth in WHG DISCLOSURE SCHEDULE 3.08(b), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which WHG or any WHG Subsidiary is a party or under which WHG or any WHG Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in WHG DISCLOSURE SCHEDULE 3.08(b), no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of WHG or any WHG Subsidiary or upon the occurrence of a subsequent event; or (y) requires WHG or any WHG Subsidiary to provide a benefit in the form of WHG Common Stock or determined by reference to the value of WHG Common Stock. Except as set forth in WHG DISCLOSURE SCHEDULE 3.08(b) no such agreement, plan or arrangement with respect to officers or directors of WHG or Heritage Bank or to its employees, provides for benefits that may cause an "excess parachute payment" or the disallowance of a federal income tax deduction under IRC Section 280G.

         (c) Each real estate lease that may require the consent of the lessor or its agent resulting from the Merger by virtue of a prohibition or restriction relating to assignment, by operation of law or otherwise, or change in control, is listed in WHG DISCLOSURE SCHEDULE 3.08 identifying the section of the lease that contains such prohibition or restriction. Neither WHG nor any WHG Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         Section 3.09 Ownership of Property; Insurance Coverage.

         (a) WHG and the WHG Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by WHG or any WHG Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the WHG Regulatory Reports and in the WHG Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of Atlanta, inter-bank credit facilities, or any transaction by a WHG Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) items permitted under Article V. WHG and the WHG Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by WHG and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in WHG DISCLOSURE SCHEDULE 3.09, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the WHG Financials.

         (b) With respect to all material agreements pursuant to which WHG or any WHG Subsidiary has purchased securities subject to an agreement to resell, if any, WHG or such WHG Subsidiary, as the case may be, has a lien or security interest (which to WHG `s knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         (c) WHG and each WHG Subsidiary currently maintains insurance considered by WHG to be reasonable for their respective operations, in accordance with good business practice. WHG has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by WHG or any WHG Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years WHG and each WHG Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

         Section 3.10 Legal Proceedings.

         Except as disclosed in WHG DISCLOSURE SCHEDULE 3.10, neither WHG nor any WHG Subsidiary is a party to any, and there are no pending or, to WHG's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against WHG or any WHG Subsidiary, (ii) to which WHG or any WHG Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by or relating to this Agreement, or (iv) which could adversely affect the ability of WHG or Heritage Bank to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses
(i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on WHG and the WHG Subsidiaries, taken as a whole.

         Section 3.11 Compliance With Applicable Law.

         (a) WHG and all WHG Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses.

         (b) Except as disclosed in WHG DISCLOSURE SCHEDULE 3.11, neither WHG nor any WHG Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that WHG or any WHG Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to WHG or any WHG Subsidiary; (iii) requiring or threatening to require WHG or any WHG Subsidiary, or indicating that WHG or any WHG Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of WHG or any WHG Subsidiary, including without limitation any restriction on the payment of dividends; or
(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of WHG or any WHG Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither WHG nor any WHG Subsidiary has consented to or entered into any currently effective Regulatory Agreement, except as set forth in WHG DISCLOSURE SCHEDULE 3.11.

         Section 3.12 ERISA/Employee Compensation.

         (a) WHG DISCLOSURE SCHEDULE 3.12 includes a descriptive list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by WHG or any WHG Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of WHG or any WHG Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "Compensation and Benefit Plans"). A true and correct copy of each Compensation and Benefit Plan has previously been delivered to Baltimore County Bank and is attached to WHG DISCLOSURE SCHEDULE 3.12(a). Neither WHG nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify, change or renew any existing Compensation and Benefit Plan.

         (b) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Age Discrimination in Employment Act, and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and WHG is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the best knowledge of WHG and Heritage Bank, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither WHG nor any WHG Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject WHG or any WHG Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof and subsequently expires as of the day next preceding the Merger Effective Date.

         (c) No liability under Title IV of ERISA has been incurred by WHG or any WHG Subsidiary with respect to any Compensation and Benefit Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) ("WHG Pension Plan") currently or formerly maintained by WHG, a WHG Subsidiary or any entity which is considered one employer with WHG under Section 4001(b)(1) of ERISA or Section 414 of the IRC (an "ERISA Affiliate") since the effective date of ERISA that has not been satisfied in full, and, to their knowledge, no condition exists that presents a material risk to WHG or any ERISA Affiliate of incurring a liability under such Title. No WHG or WHG Subsidiary had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each WHG Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such WHG Pension Plan as of the end of the most recent plan year with respect to the WHG Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such WHG Pension Plan as of the date hereof; except as disclosed at Disclosure Schedule 3.12, there is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Neither WHG or a WHG Subsidiary nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Except as set forth in WHG's Disclosure
Schedule 3.12, neither WHG, a WHG Subsidiary, nor any ERISA Affiliate, nor any Compensation and Benefit Plan, including any WHG Pension Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which WHG, a WHG Subsidiary, an ERISA Affiliate, or any Compensation and Benefit Plan, including any WHG Pension Plan or any such trust or any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the IRC.

          (d) All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which WHG or any WHG Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued monthly on WHG's consolidated financial statements. WHG and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by GAAP. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of WHG, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, or (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a Lien under
Section 412(n) of the Code or pursuant to ERISA.

         (e) Except as set forth in WHG DISCLOSURE SCHEDULE 3.12(e), neither WHG nor any WHG Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by WHG or any WHG Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

         (f) WHG and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign employees.

         (g) With respect to each Compensation and Benefit Plan, if applicable, Heritage Bank has provided or made available to Baltimore County Bank copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) the most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS; and (G) most recent participant benefits statements.

         (h) Except as set forth in WHG DISCLOSURE SCHEDULE 3.12(h), the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Merger Effective Date) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

         (i)      WHG   DISCLOSURE   SCHEDULE  3.12(i)  sets  forth  all  salary
adjustments, employee and officer promotions, and changes to any Compensation and Benefit Plan since September 30, 2001.

         Section 3.13  Brokers, Finders and Financial Advisors.

         Except for WHG's engagement of FinPro, Inc. in connection with transactions contemplated by this Agreement, a copy of which engagement agreement is attached to WHG DISCLOSURE SCHEDULE 3.13, neither WHG nor any WHG Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the WHG Financials.

         Section 3.14 Environmental Matters.

         (a) With respect to WHG and each of the WHG Subsidiaries, and except as set forth in WHG DISCLOSURE SCHEDULE 3.14:

                  (i) To its knowledge, each of WHG and its Subsidiaries are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to WHG's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of the WHG Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by it or any of the WHG Subsidiaries or any Participation Facility;

                  (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to WHG's knowledge threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or Heritage Bank in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (iv) To WHG's knowledge, the properties currently owned or operated by WHG or any of the WHG Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (v) Neither WHG nor any of the WHG Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) To WHG's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by WHG or any of the WHG Subsidiaries, and no underground storage tanks have been closed or removed from any properties owned or operated by WHG or any of the WHG Subsidiaries or any Participation Facility; and

                  (vii) To WHG's knowledge, during the period of (s) WHG's or any of the WHG Subsidiaries' ownership or operation of any of their respective current properties or (t) WHG's or any of the WHG Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To WHG's knowledge, prior to the period of (x) WHG's or any of the WHG
Subsidiaries' ownership or operation of any of their respective current properties or (y) WHG's or any of the WHG Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

                  (viii) WHG  has  not  conducted   any   environmental  studies
during the past ten years with respect to any properties owned or leased by it or any of its Subsidiaries.

         (b) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         Section 3.15 Loan Portfolio.

         (a) The allowance for possible losses reflected in WHG's statement of condition at September 30, 2001 was, and the allowance for possible losses shown on the balance sheets in WHG's Regulatory Reports for periods ending after September 30, 2001 will be, adequate, as of the dates thereof, under GAAP.

         (b) WHG DISCLOSURE SCHEDULE 3.15 sets forth a listing, as of January 31, 2002, by account, of: (A) all loans (including loan participations) of Heritage Bank or any of the Heritage Bank Subsidiaries that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of Heritage Bank or any of the Heritage Bank Subsidiaries which have been terminated by Heritage Bank or any of the Heritage Bank Subsidiaries during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which Heritage Bank or any of the Heritage Bank Subsidiaries has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from Heritage Bank or any of the Heritage Bank Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Heritage Bank or any of the Heritage Bank Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified Heritage Bank or any of the Heritage Bank Subsidiaries during the past twelve months of, or has asserted against Heritage Bank or any of the Heritage Bank Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of Heritage Bank, each borrower, customer or other party which has given Heritage Bank or any of the Heritage Bank Subsidiaries any oral notification of, or orally asserted to or against Heritage Bank or any of the Heritage Bank Subsidiaries, any such claim;
(F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (5) where a specific reserve allocation exists in connection therewith, and (G) all assets classified by WHG or any WHG Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

          (c) All loans receivable (including discounts) and accrued interest entered on the books of Heritage Bank arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Heritage Bank's or the appropriate Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the knowledge of Heritage Bank, the loans, discounts and the accrued interest reflected on the books of Heritage Bank and the Heritage Bank Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by Heritage Bank or the appropriate Subsidiary free and clear of any Liens.

         (d) The notes and other evidences of indebtedness evidencing the loans described in clause (c) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

         Section 3.16 Information to be Supplied.

         The information to be provided by WHG for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to WHG shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by WHG and Heritage Bank for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.


         Section 3.17 Related Party Transactions.

         Except as disclosed in WHG DISCLOSURE SCHEDULE 3.17, neither WHG nor any WHG Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of WHG. Except as disclosed in WHG DISCLOSURE SCHEDULE 3.17, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. Except as set forth on WHG DISCLOSURE SCHEDULE 3.17, no loan or credit accommodation to any Affiliate of WHG or any WHG Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither WHG nor any WHG Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Heritage Bank or WHG is inappropriate.

         Section 3.18 Schedule of Termination Benefits.

         WHG DISCLOSURE SCHEDULE 3.18 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by WHG or any WHG Subsidiary for the benefit of officers or directors of WHG or any WHG Subsidiary (the "Benefits Schedule"), assuming their employment or service is terminated as of March 31, 2002 and the Closing Date occurs as of such date. No other individuals are entitled to benefits under any such plans.

         Section 3.19 Deposits.

         None of the deposits of Heritage Bank is a "brokered" deposit as defined in 12 U.S. Code Section 1831f(g).

         Section 3.20.  Business Combination.

         The Board of Directors of WHG have taken, or will take, the necessary action by board resolution and otherwise to exempt BCSB and Baltimore County Bank from the definition of "Interested Stockholder" and to exempt the Merger under Article XIV of the WHG Articles of Incorporation, to the extent applicable.

         Section 3.21 Fairness Opinion.

         WHG has received an opinion from FinPro, Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of WHG pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

         Section 3.22 Risk Management Instruments.

         All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Heritage Bank's own account, or for the account of one or more of its Subsidiaries or their customers (all of which are set forth in WHG DISCLOSURE SCHEDULE 3.22), were entered into in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of WHG or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither WHG nor any of its Subsidiaries, nor to the Knowledge of WHG any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.


                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                          BALTIMORE COUNTY SAVINGS BANK
                                AND BCSB BANKCORP

         Baltimore County Bank and BCSB each represents and warrants to Heritage Bank and WHG that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Baltimore County Bank Disclosure Schedules delivered to WHG and Heritage Bank prior to the date hereof. Baltimore County Bank has made a good faith effort to ensure that the disclosure on each schedule of the Baltimore County Bank Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Baltimore County Bank Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 4.01 Organization.

         (a) BCSB is a corporation duly organized and validly existing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. BCSB has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Baltimore County Bank.

         (b) Baltimore County Bank is a stock savings association duly organized and validly existing under the laws of the United States. The deposits of Baltimore County Bank are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Baltimore County Bank. Each other BCSB Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

         (c) Baltimore County Bank is a member in good standing of the FHLB of Atlanta and owns the requisite amount of stock therein.

         (d) Prior to the date of this Agreement, Baltimore County Bank has delivered to Heritage Bank true and correct copies of the charter and bylaws of Baltimore County Bank and BCSB.

         Section 4.02 Authority; No Violation.

         (a) BCSB and Baltimore County Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by BCSB and Baltimore County Bank and the completion by BCSB and Baltimore County Bank of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of BCSB and Baltimore County Bank and, no other corporate proceedings on the part of BCSB or Baltimore County Bank other than the incorporation of Interim are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BCSB and Baltimore County Bank and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligation of BCSB and Baltimore County Bank enforceable against BCSB and Baltimore County Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

         (b) (A) The execution and delivery of this Agreement by BCSB and Baltimore County Bank, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.03 hereof and WHG and Heritage Bank's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (C) compliance by BCSB and Baltimore County Bank with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the charter or bylaws of BCSB, Baltimore County Bank or any BCSB Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BCSB, Baltimore County Bank or any BCSB Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of BCSB or Baltimore County Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which BCSB or Baltimore County Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Baltimore County Bank or BCSB.

         Section 4.03 Consents.

         Except for consents, approvals, filings and registrations from or with the OTS and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of WHG, the filing of a such certificates and other documents with the OTS as necessary, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by BCSB and Baltimore County Bank, and (b) the completion by BCSB and Baltimore County Bank of the transactions contemplated hereby. BCSB has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact BCSB's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 4.04 Compliance With Applicable Law.

         (a) Baltimore County Bank, BCSB and each BCSB Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on BCSB and its Subsidiaries taken as a whole.

         (b)      Except  as set  forth  in  Baltimore  County  Bank  Disclosure
SCHEDULE 4.04(b), neither BCSB nor Baltimore County Bank has received any notification or communication from any Regulatory Authority (i) asserting that BCSB or any Baltimore County Bank is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to BCSB or Baltimore County Bank; (iii) requiring or threatening to require BCSB or any BCSB Subsidiary, or indicating that BCSB or Baltimore County Bank may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of BCSB or Baltimore County Bank, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of BCSB or Baltimore County Bank, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither BCSB nor Baltimore

County Bank is a party to, nor has consented to any Regulatory Agreement. The most recent regulatory rating given to Baltimore County Bank as to compliance with the CRA is satisfactory or better.

         Section 4.05 Information to be Supplied.

         The information to be supplied by BCSB and Baltimore County Bank for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to WHG shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by BCSB and Baltimore County Bank for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

         Section 4.06 Financing.

         As of the date hereof Baltimore County Bank has, and at the Merger Effective Date, Baltimore County Bank will have, funds that are sufficient, under all applicable legal and regulatory standards, and available to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated hereby and thereby. Neither BCSB nor Baltimore County Bank shall enter into any plan of reorganization or plan of merger with any party to form a new parent corporation of either entity without such party assuming all obligations of BCSB and Baltimore County Bank under this Agreement.

         Section 4.07      BCSB Financials.

         BCSB has made available to WHG the BCSB Financials. The BCSB Financials have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, and (including the related notes where applicable) fairly present the consolidated financial position, results of operations and cash flows of BCSB and the BCSB Subsidiaries as of and for the respective periods ending on the dates thereof, except as indicated in the notes thereto.

         Section 4.08      Litigation.

         As of the date of execution of this Agreement, neither BCSB, nor any BCSB Subsidiary, is a party to any, and there are no pending or, to BCSB's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature challenging the validity or propriety of any of the transactions contemplated by this Agreement, or which could adversely affect the ability of BCSB to perform under this Agreement.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

         Section 5.01 Conduct of Heritage Bank's Business.

         (a) From the date of this Agreement to the Closing Date, WHG and each WHG Subsidiary will conduct their business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Baltimore County Bank (which consent will not be unreasonably withheld or delayed), WHG and each of the Heritage Bank Subsidiaries will use its reasonable good faith efforts, to (i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the good will of their customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by BCSB in writing (which approval will not be unreasonably withheld or delayed) or as contemplated or required by this Agreement, WHG and Heritage Bank will not, and WHG will not permit any WHG Subsidiary to:

                  (i) amend or change any provision of its articles of incorporation, charter, or bylaws;

                  (ii) except as required by the WHG Stock Option Plans and MSBP, and as may be required by legally binding commitments existing on the date hereof as set forth in WHG Disclosure Schedule 5.01(a)(ii), change the number of authorized or issued shares of its capital stock or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, other than the quarterly cash dividend of $0.09 per share payable by WHG, with payment and record dates consistent with past practice. In addition, if the Closing Date is more than forty-five (45) days after the next preceding WHG dividend payment date, WHG may declare and pay a final cash dividend at the quarterly rate of $0.09 per share, with the exact amount per share to be an amount that is pro rated through the payment date from the preceding payment date;

                  (iii) except as set forth in WHG DISCLOSURE SCHEDULE 5.11, grant or agree to pay any bonus, severance or termination to, or enter into or amend any employment agreement, severance agreement, supplemental executive agreement, or similar agreement or arrangement with any of its directors, officers or employees, or increase in any manner the compensation or fringe benefits of any employee, officer or director, except for normal increases in the ordinary course of business consistent with past practice, and except as may be required pursuant to legally binding commitments existing on the date hereof and set forth on WHG DISCLOSURE SCHEDULES 3.08 and 3.12;

                  (iv) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; or materially amend any Compensation and Benefit Plan except to the extent such modifications or amendments do not result in an increase in cost;

                  (v) merge or consolidate WHG or any WHG Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of WHG or any WHG Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between WHG, or any WHG Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any WHG Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                  (vi) sell or otherwise dispose of the capital stock of WHG or any WHG Subsidiary or sell or otherwise dispose of any asset of WHG or of any WHG Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of WHG or of any WHG Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                  (vii) take any action which would result in any of the representations and warranties of WHG or Heritage Bank set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

                  (viii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating WHG or Heritage Bank;

                  (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which WHG or any WHG Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                  (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc. or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities;

                  (xi) purchase any security with a remaining term to maturity greater than three years;

                  (xii) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $400,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $500,000, except for any commitment disclosed on the WHG DISCLOSURE SCHEDULE 5.01(a)(xi);

                  (xiii) except as set forth on the WHG DISCLOSURE SCHEDULE 5.01(a)(xii), enter into, renew, extend or modify any other transaction with any Affiliate;

                  (xiv) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xv) except for the execution of this Agreement and the documents related to this Agreement take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any Compensation and Benefit Plan;

                  (xvi) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP and except as may be necessitated in the reasonable opinion of WHG or Heritage Bank due to changes in interest rates, and in accordance with safe and sound banking practices;

                  (xvii) except as set forth in WHG DISCLOSURE SCHEDULE 5.01(xix), make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (xviii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (xix) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by WHG or any WHG Subsidiary of more than $25,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof;

                  (xx) sell any REO or loan, or capitalize any further expenses relating to REO; or

                  (xxi)    agree to do any of the foregoing.

         Section 5.02 Access; Confidentiality

         (a) Heritage Bank shall permit Baltimore County Bank and its representatives reasonable access to its properties during normal business hours, and shall disclose and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Heritage Bank, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof)(other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any Regulatory Authority, accountants' work papers, litigation files, except as necessary to preserve any attorney/client privilege, plans affecting employees, and any other business activities or prospects in which BCSB may have a reasonable interest. Heritage Bank shall make its officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Baltimore County Bank and its representatives. WHG and Heritage Bank shall each permit a representative of Baltimore County Bank to attend any meeting of its Board of Directors or the Executive Committees thereof (provided that neither WHG nor Heritage Bank shall be required to permit the Baltimore County Bank representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby). The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated January 7, 2002, between FinPro, Inc., on behalf of Heritage Bank, and BCSB (the "Confidentiality Agreement"). Heritage Bank shall permit Baltimore County Bank, at Baltimore County Bank's sole expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by Heritage Bank, provided that any phase I environmental audit is contracted for within thirty days of the date of this Agreement and commenced as soon as practicable thereafter.

         (b) BCSB agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

         (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, Heritage Bank and each WHG Subsidiary shall permit employees of Baltimore County Bank reasonable access to information relating to problem loans, loan restructurings and loan work-outs of Heritage Bank.

         (d) If the transactions contemplated by this Agreement shall not be consummated, Heritage Bank and Baltimore County Bank will each destroy or return all documents and records obtained from the other party or its representatives during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. Heritage Bank and Baltimore County Bank shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required.

         Section 5.03 Regulatory Matters and Consents.

         (a) Except for the WHG Proxy Statement, BCSB and Baltimore County Bank will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

         (b) Heritage Bank will furnish Baltimore County Bank with all information concerning Heritage Bank and the Heritage Bank Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Baltimore County Bank or BCSB to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

         (c) Baltimore County Bank, BCSB and WHG, and Heritage Bank will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby, except information that is filed by either party, which is designated, as confidential.

         (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Baltimore County Bank and BCSB will furnish WHG and Heritage Bank with (i) copies of all Applications prior to filing with any Regulatory Authority and provide Heritage Bank a reasonable opportunity to provide changes to such Applications and (ii) copies of all Applications filed.

         (e) Heritage Bank, WHG, Baltimore County Bank and BCSB will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its Subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Proxy Statement) made by or on behalf of Baltimore County Bank, BCSB, WHG or Heritage Bank to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

         Section 5.04 Taking of Necessary Action.

         (a) Baltimore County Bank, BCSB, WHG and Heritage Bank shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the transactions contemplated by this Agreement, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither WHG nor any WHG Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Baltimore County Bank, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement, except for the exercise of its rights under this Agreement.

         (b) WHG shall prepare, subject to the review, and consent of BCSB with respect to matters relating to Baltimore County Bank and BCSB, a Proxy Statement to be mailed to the shareholders of WHG in connection with the meetings of its shareholders and transactions contemplated hereby, which Proxy statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Proxy Statement. WHG shall, as promptly as practicable following the preparation thereof, file the Proxy Statement with the SEC, and WHG shall use all reasonable efforts to have the Proxy Statement mailed to stockholders as promptly as practicable after such filing. WHG will promptly advise BCSB of the time when the Proxy Statement has been filed and mailed, or of any comments from the SEC or any request by the SEC for additional information.

         Section 5.05 Certain Agreements.

         (a) For a period of six years from and after the Merger Effective Date, BCSB shall, to the fullest extent permitted to it under applicable law, indemnify, defend and hold harmless each present and former director and officer of WHG (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the prior written approval of BCSB, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of WHG or any WHG Subsidiary, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of WHG would have been entitled under WHG's articles of incorporation and applicable federal law and regulations. All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

         (b)      Any  Indemnified Party wishing to claim  indemnification under
Section 5.05, upon learning of any Claim, shall promptly notify BCSB, but the failure to so notify shall not relieve BCSB of any liability it may have to such Indemnified Party except to the extent that such failure prejudices BCSB. In the event of any Claim, (i) BCSB shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if BCSB elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between BCSB and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and BCSB shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that BCSB shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (ii) the Indemnified Parties will cooperate in the defense of any such Claim and (iii) BCSB shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

         (c) In the event BCSB or any of is successors or assigns (i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of BCSB assume the obligations set forth in this Section 5.05.

         (d) BCSB shall maintain in effect for three years from the Closing Date, if available, the current directors' and officers' liability insurance policy maintained by WHG (provided that BCSB may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Closing Date, provided, however, that in no event shall BCSB be required to expend pursuant to this Section 5.05(d) more than an amount equal to 150% of the current annual amount expended by Heritage Bank to maintain or procure insurance coverage pursuant hereto (which amount, if applicable, shall be used to maintain the directors' and officers' liability insurance policy for such period less than three years as is available for such payment). In connection with the foregoing, WHG agrees to provide such insurer or substitute insurer with such representations as such insurer may reasonably request with respect to the reporting of any prior claims. WHG DISCLOSURE SCHEDULE 5.05(d) sets forth all claims made or notices provided to WHG's present insurers and the extent to which any present insurance coverage has been impaired due to either defense expense or settlements.

         (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         Section 5.06 No Other Bids and Related Matters.

         From and after the date hereof until the termination of this Agreement, neither WHG, nor any WHG Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by WHG or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and WHG shall notify BCSB orally (within one business day) and in writing

(as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of WHG from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal to acquire WHG pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of WHG receives an opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to WHG's stockholders, (B) the Board of Directors of WHG, after consultation with and after considering the advice of independent legal counsel, determines in good faith that failure to take such action may cause the Board of Directors of WHG to breach its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"); and (C) WHG promptly notifies BCSB of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with WHG or any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any inquiries, proposals or offers. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving WHG or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of WHG, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of WHG or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 5.07 Duty to Advise; Duty to Update Heritage Bank's Disclosure Schedules

         WHG shall promptly advise BCSB of any change or event having a Material Adverse Effect on it or on any WHG Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. WHG and Heritage Bank shall update their DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the WHG DISCLOSURE SCHEDULES. The delivery of such updated Schedule shall not relieve WHG or Heritage Bank from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof. BCSB and Baltimore County Bank shall update their DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Baltimore County
Bank DISCLOSURE SCHEDULES. The delivery of such updated Schedule shall not relieve Baltimore County Bank from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.01(c) hereof. Baltimore County Bank shall promptly advise WHG of any change or event that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein.

         Section 5.08 Conduct of Baltimore County Bank's Business.

         From the date of this Agreement to the Closing Date, Baltimore County Bank will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Baltimore County Bank. From the date of this Agreement to the Closing Date, neither BCSB nor Baltimore County Bank will (i) amend its certificate of incorporation, charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement, (ii) take any action which would result in any of the representations and warranties of BCSB or Baltimore County Bank set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law; (iii) take any action which would or is reasonably likely to adversely effect or materially delay the receipt of the necessary approvals from the Regulatory Authorities; (iv) take action which would or is reasonably likely to materially and adversely affect
Baltimore County Bank or BCSB's ability to perform their covenants and agreements under this Agreement; or (v) agree to do any of the foregoing.

         Section 5.09 Board and Committee Minutes.

         WHG and Heritage Bank shall provide to Baltimore County Bank, within thirty (30) days after any meeting of their respective Board of Directors, or any executive committee thereof, a copy of the minutes of such meeting, excluding any matters related to this Agreement or the transactions contemplated hereby, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

         Section 5.10 Undertakings by the Parties.

         (a)      From and after the date of this Agreement:

                  (i) Voting by Directors. Concurrent with the execution of this Agreement, the Directors of WHG shall have entered into and delivered to BCSB the agreement set forth as Exhibit A to this Agreement;

                  (ii) Systems Conversions. Heritage Bank and Baltimore County Bank shall meet on a regular basis to discuss and plan for the conversion of Heritage Bank's data processing and related electronic informational systems to those used by Baltimore County Bank, which planning shall include, but not be limited to, discussion of the possible termination by Heritage Bank of third-party service provider arrangements effective at the Merger Effective Date or at a date thereafter, non-renewal of personal property leases and software licenses used by Heritage Bank in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Heritage Bank shall not be obligated to take any such action prior to the Merger Effective Date and, unless Heritage Bank otherwise agrees, no conversion shall take place prior to the Merger Effective Date. In the event that Heritage Bank takes, at the request of Baltimore County Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Baltimore County Bank shall indemnify Heritage Bank for any such fee and charges, and the costs of reversing the conversion process, if for any reason the Bank Merger is not consummated for any reason other than a breach of this Agreement by Heritage Bank, or a termination of this Agreement under
Section 7.01(c)(iv) or (d)(iv).

                  (iii) List of Nonperforming Assets and Lending Activities. Heritage Bank shall provide Baltimore County Bank, within ten (10) days of the end of each calendar month, a written list (which shall include the outstanding principal amount of the loan, where applicable) of the following: (i) loans on nonaccrual, (ii) real estate owned, (iii) all loans delinquent sixty (60) days or more as to principal or interest as of the end of such month and (iv) and impaired loans. Also within twenty (20) days of the end of each calendar month, Heritage Bank shall also provide Baltimore County Bank with a status report on each loan with an unpaid principal balance of $500,000 or more. On a monthly basis, Heritage Bank shall provide Baltimore County Bank with a listing of all loan approvals, which listing shall indicate the loan amount, loan type and other material features of the loan; and

                  (iv) Reserves and Merger-Related Costs. On or immediately before the Effective Date, and at the request of Baltimore County Bank and to the extent not inconsistent with GAAP, WHG shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of WHG to those of BCSB (as such practices and methods are to be applied to WHG from and after the Closing Date) and BCSB's plans with respect to the conduct of the business of WHG and Heritage Bank following the Merger and otherwise to reflect Merger-related expenses and costs incurred by WHG and Heritage Bank, provided, however, that WHG shall not be required to take such action unless Baltimore County Bank and BCSB agree in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); and no accrual or reserve made by WHG or any WHG
Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof.

                  (v) Shareholders Meeting. Subject to delays, if any, which may be occasioned by the review of proxy materials by a Regulatory Authority, WHG shall submit this Agreement to its shareholders for approval at a meeting to be held within 90 days of the date of this Agreement, or as soon thereafter as is practicable, and, if consistent with its fiduciary obligation at the time and subject to Section 5.06, its Board of Directors shall recommend approval of this Agreement to the WHG shareholders.

         (b) From and after the date of this Agreement, Baltimore County Bank, BCSB, WHG and Heritage Bank shall each:

                  (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and the transactions contemplated by this Agreement, (D) all other documents contemplated by this Agreement;

                  (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to shareholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iii) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                  (iv) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered; or

                  (v) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

         Section 5.11 Employee and Termination Benefits.

         (a) As of or after the Merger Effective Date, and at Baltimore County Bank's election and subject to the requirements of the Code and ERISA, the Heritage Bank Compensation and Benefit Plans, other than ESOP, which will be terminated, may be continued and maintained separately, consolidated, or terminated. Heritage Bank employees who continue employment with Baltimore County Bank following the Merger Effective Date ("Continuing Employees") shall participate in all Baltimore County Bank Employee Plans (including, without limitation, Baltimore County Bank's defined benefit pension plan, ESOP, and its 401(k) plan) as of the first entry date coincident with or following the Merger Effective Date, with recognition of prior service with Heritage Bank for purposes of eligibility to participate and vesting, but not benefits accrual.

         Continuing Employees shall be enrolled in the Baltimore County Bank medical, dental, life insurance and disability insurance programs available to other Baltimore County employees immediately upon the termination of the Heritage Bank plans without such Continuing Employees incurring any uninsured waiting periods or pre-existing conditions exclusions for such Continuing Employees and dependents participating in such similar Heritage Bank plans at such time. Further, any plan year deductibles under such plans incurred as of the date of termination of the respective

Heritage Bank plans shall be credited to the first plan year deductibles under the comparable Baltimore County plans upon enrollment in such Baltimore County plans.

         (b) At and for a period of six months following the Merger Effective Date, any terminated employees of WHG or Heritage Bank whose employment is terminated, other than voluntary termination and termination for cause, shall be provided with severance benefits equal to two (2) weeks pay for every year of service with WHG or Heritage Bank, up to a maximum of 26 weeks. The benefit set forth in this section 5.11(b) shall be payable to any person who is an employee of WHG or Heritage Bank five business days prior to the Merger Effective Date (other than an employee who is a party to an employment or change in control agreement) and whose employment is terminated by Baltimore County Bank (other than voluntary termination and termination for cause) during the period ending six months after the Merger Effective Date. The benefits shall be payable within 14 days of the date of termination of employment.

         (c) The employment  agreements  identified in WHG  DISCLOSURE  SCHEDULE
3.18 will be honored by Baltimore County Savings Bank. The payments required to be made under those agreements are set forth in WHG DISCLOSURE SCHEDULE 3.18 (which payment shall be made by Heritage Bank, or if requested by Baltimore County Bank, by Baltimore County Bank) shall be in complete satisfaction of all of their rights under the employment agreement, neither BCSB, Baltimore County Bank, WHG nor Heritage Bank shall have further obligation under the employment agreements, and each individual shall execute a cancellation agreement and release, in form and substance reasonably satisfactory to Baltimore County Bank in connection with such payment. To the extent that BCSB has notified WHG prior to the Merger Effective Date that employees with employment agreements or change in control severance agreements will not be retained by BCSB or Baltimore County Bank after the Merger Effective Date, then WHG shall make such termination payments in accordance with such agreements as of the Merger Effective Date (which payments, at the request of Baltimore County Bank, may be made by Baltimore County Bank).

         (d) The Heritage Bank Employee Stock Ownership Plan (the "ESOP") shall be terminated as of the Merger Effective Date in accordance with its terms in effect as of the date of this Agreement (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration), all outstanding ESOP indebtedness shall be repaid, and the balance shall be allocated and distributed to WHG employees (subject to the receipt of a determination letter from the IRS to be filed by WHG promptly following the date of this Agreement), as provided for in the WHG ESOP and unless otherwise required by applicable law; provided, however, in the event that the Merger Effective Date is prior to July 31, 2002, Heritage Bank may, to the extent permitted under the Code, make contributions to the ESOP in an amount equal to the normal contribution amount for the complete twelve month plan year as if the Merger Effective Date was July 31, 2002.

         (e) As of the Closing Date, payments may be made to the directors, and in the amounts, specified in WHG DISCLOSURE SCHEDULE 5.11(e), pursuant to the Heritage Bank Directors Change in Control Severance Plan. The Chairman of the Board of WHG shall be provided with a six-month severance benefit in the amount set forth on the WHG DISCLOSURE SCHEDULE

5.11(e) in addition to his Board severance benefit pursuant to the Heritage Bank Directors Change in Control Severance Plan.

         (f) On or before the Merger Effective Date, all Heritage Bank employees shall be paid for all accrued (consistent with past practice) but unused vacation leave determined as of such Merger Effective Date, and may also receive payments in accordance with the Heritage Bank Employee Retention Program in accordance with WHG DISCLOSURE SCHEDULE 5.11(f), provided that Heritage Bank has been accruing for such payments prior to the date of this Agreement (and in such case such accruals may continue through the Closing Date, consistent with current practice).

         (g) Heritage Bank may continue to accrue for contributions to be made to its 401(k) plan at the annual rate of 5% of participant compensation through the Merger Effective Date and may make such contribution to such plan not later than the Merger Effective Date; provided, however, in the event that the Merger Effective Date is prior to July 31, 2002, Heritage Bank may, to the extent permitted under the Code, make a contribution to such 401(k) plan in an amount equal to the 5% contribution projected for such final plan year as if the Merger Effective Date was as of July 31, 2002.

         (h) Heritage Bank shall continue to accrue for its annual bonus plan (consistent with past practice) and may pay such bonus amounts as of the Merger Effective Time in accordance with WHG Disclosure Schedule 5.11(h).

         Section 5.12 Duty to Advise; Duty to Update Baltimore County Bank's Disclosure Schedules.

         BCSB and Baltimore County Bank shall promptly advise Heritage Bank of any change or event having a Material Adverse Effect on it or on any BCSB Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. BCSB and Baltimore County Bank shall update their DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in a DISCLOSURE SCHEDULE. The delivery of such updated Schedules shall not relieve BCSB from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.01(c) hereof.

                                   ARTICLE VI
                                   CONDITIONS

         Section 6.01 Conditions to WHG and Heritage Bank's Obligations under this Agreement.

         The obligations of WHG and Heritage Bank hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by WHG and Heritage Bank pursuant to Section 8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, BCSB and Baltimore County Bank to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by BCSB and Baltimore County Bank; and Heritage Bank and WHG shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of BCSB and Baltimore County Bank required by this Agreement to be performed by BCSB and Baltimore County Bank at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

         (c) Representations and Warranties. Each of the representations and warranties of BCSB and Baltimore County Bank set forth in this Agreement which is qualified as to materiality shall be true and correct and each such representational warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date (other than Section 4.08 and except as to any representation or warranty which specifically relates to an earlier date);

         (d) Approvals of Regulatory Authorities. The parties to this Agreement shall have received all required approvals from the Regulatory Authorities with respect to the Mergers; and all notice and waiting periods required thereunder shall have expired or been terminated;

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) Approval of WHG's Shareholders. This Agreement shall have been approved by the shareholders of WHG by such vote as is required under applicable law, and WHG's articles of incorporation and bylaws;

         (g) Officer's Certificate. BCSB and Baltimore County Bank shall have delivered to Heritage Bank a certificate, dated the Closing Date and signed, without personal liability, by its president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 6.01 have been satisfied; and

         (h) Funds Deposited with the Exchange Agent. Baltimore County Bank shall have deposited or caused to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the holders of WHG Common Stock shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 of this Agreement.

         Section 6.02 Conditions to BCSB and Baltimore County Bank's Obligations under this Agreement.

         The obligations of Baltimore County Bank and BCSB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by BSCB or Baltimore County Bank pursuant to Section
8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, WHG and Heritage Bank to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by WHG and Heritage Bank; and Baltimore County Bank shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of WHG and each WHG Subsidiary required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

         (c) Representations and Warranties. Each of the representations and warranties of WHG, Heritage Bank and each WHG Subsidiary set forth in this Agreement which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date);

         (d) Approvals of Regulatory Authorities. All required approvals from the Regulatory Authorities with respect to the Mergers have been received; and all notice and waiting periods required thereunder shall have expired or been terminated; provided, however, that no approval or consent referred to herein shall be deemed to have been received if it shall include any condition or requirement that, in the aggregate, would so materially reduce the economic or business benefits of the Merger to BCSB that had such condition or requirement been known, BCSB, in its reasonable judgment, would not have entered into this Agreement.

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) No Material Adverse Effect. Since September 30, 2001, there shall not have occurred any Material Adverse Effect with respect to WHG or Heritage Bank;

         (g) Certain Loans. There shall not have been an increase of more than $2.75 million ($2,750,000) in commercial loans and multi-family loans delinquent ninety days or more (90) days as of any month end prior to the Closing Date, compared to the amount of such delinquencies as of the month end prior to the date of this Agreement; and

         (h) Officer's Certificate. WHG shall have delivered to BCSB a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (g) of this Section 6.02 have been satisfied.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

         Section 7.01 Termination.

         This Agreement may be terminated at any time prior to the Merger Effective Date:

         (a) by mutual written consent of the parties authorized by their respective boards of directors;

         (b) by BCSB or Baltimore County Bank, or WHG or Heritage Bank (i) if the Merger Effective Date shall not have occurred on or prior to September 30, 2002, (ii) if a vote of the stockholders of WHG is taken and such stockholders fail to approve this Agreement at the meeting of stockholders (or any adjournment thereof) of WHG contemplated by Section 5.04(b) hereof, or (iii) any applicable regulatory authority formally disapproves the issuance of any required regulatory approval, unless in the case of clauses (i) and (ii) of this
Section 7.01(b) such failure is due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party on or before September 30, 2002 or such meeting of stockholders, as the case may be.

         (c) by BCSB or Baltimore County Bank if (i) at the time of such termination any of the representations and warranties of WHG or Heritage Bank contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 6.02(b) or (c) hereof cannot be satisfied, (ii) there shall have been any material breach of any covenant, agreement or obligation of WHG or Heritage Bank hereunder and such breach shall have not been remedied by WHG or Heritage Bank within fifteen business days after receipt by them of notice in writing from BCSB or Baltimore County Bank specifying the nature of such breach and requesting that it be remedied, (iii) any applicable Regulatory Authority approves the transactions contemplated but with conditions attached such that the requirements of Section 6.02(d) are not satisfied, (iv) WHG has received a Superior Proposal, and in accordance with Section 5.06 of this Agreement, the Board of Directors of WHG has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, or withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to BCSB, or (v) any event occurs such that a condition set forth in Sections
6.02 hereof which must be fulfilled before BCSB or Baltimore County Bank is obligated to consummate the Merger cannot be fulfilled and non-fulfillment is not waived by BCSB or Baltimore County Bank.

         (d) by WHG or Heritage Bank if (i) at the time of such termination any of the representations and warranties of Baltimore County Bank and BCSB contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 6.01(b) or (c) hereof cannot be satisfied, (ii) there shall have been any material breach of any covenant, agreement or obligation of Baltimore County Bank or BCSB hereunder and such breach shall not have been remedied within fifteen business days after receipt by Baltimore County Bank of notice in writing from Heritage Bank specifying the nature of such breach and requesting that it be remedied, (iii) any event occurs such that a condition set forth in Sections 6.01 hereof which must be fulfilled before Heritage Bank is obligated to consummate the Merger cannot be fulfilled and non-fulfillment is not waived by Heritage Bank, or (iv) WHG has received a Superior Proposal, and in accordance with Section 5.06 of this Agreement, the
Board of  Directors  of WHG has made a  determination  to accept such Superior Proposal; provided that WHG shall not terminate this Agreement pursuant to this Section 7.01(d)(iv) and enter in a definitive agreement with respect to the Superior Proposal until the expiration of three (3) business days following BCSB and Baltimore County Bank's receipt of written notice advising BCSB and Baltimore County Bank that WHG has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether WHG intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, WHG shall provide a reasonable opportunity to BCSB and Baltimore County Bank during the three-day period to make such adjustments in the terms and conditions of this Agreement as would enable WHG to proceed with the Merger on such adjusted terms.

         Section 7.02. Effect of Termination.

         Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 8.01 and the last sentences of Sections 5.02 and 5.10(a)(ii), which shall remain in full force and effect), and there shall be no further liability on the part of Baltimore County Bank, BCSB, WHG or Heritage Bank to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful or fraudulent breach of any provision of this Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.01 Expenses.

         (a) Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Section 8.01(a) shall not be construed to relieve or release a breaching party from any liability or damages arising out of its willful breach of any provision of this Agreement.

         (b) As a condition of BCSB and Baltimore County Bank's willingness, and in order to induce BCSB and Baltimore County Bank to enter into this Agreement and to reimburse BCSB and Baltimore County Bank for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, WHG and Heritage Bank hereby agrees to pay Baltimore County Bank, and Baltimore County Bank shall be entitled to payment of a fee of $1,000,000 (the "Fee"), within three business days after written demand for payment is made by Baltimore County Bank, following the occurrence of any of the events set forth below:

         (i) WHG terminates this Agreement pursuant to Section 7.01(d)(iv) or BCSB or Baltimore County Bank terminates this Agreement pursuant to Section 7.01(c)(iv); or

         (ii) the entering into a definitive agreement by WHG relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving WHG within twelve months after the occurrence of any of the following: (i) the termination of the Agreement by BCSB or Baltimore County Bank pursuant to
Section 7.01(c)(ii); (ii) the failure of the stockholders of WHG to approve this Agreement after the occurrence of an Acquisition Proposal, or (iii) September 30, 2002 if prior thereto the WHG stockholders have not approved this Agreement.

         If demand for payment of the Fee is made pursuant to this Section 8.01(b) and payment is timely made, then neither BCSB nor Baltimore County Bank will have any other rights or claims against WHG or Heritage Bank, their Subsidiaries, and their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Fee under this Section 8.01(b) will constitute the sole and exclusive remedy of BCSB and Baltimore County Bank against WHG and Heritage Bank, their Subsidiaries and their respective officers and directors.

         Section 8.02 Non-Survival of Representations and Warranties.

         All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Sections 2.02, 5.05, 5.10(a)(ii) and 5.11, which will survive the Merger, shall terminate on the Closing Date.

         Section 8.03 Amendment, Extension and Waiver.

          Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 8.04 Entire Agreement.

         This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02, 2.03, 5.05 and 5.11(c), (d) and (e).

         Section 8.05 No Assignment.

         Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         Section 8.06 Notices.

         All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:




         (a)      If to Baltimore County Bank or BCSB to:

                  Baltimore County Savings Bank
                  4111 E. Joppa Road
                  Baltimore, Maryland
                  Attention:        Gary C. Loraditch
                                    President
         with a copy to:

                  Luse Lehman Gorman Pomerenk & Schick, PC
                  5335 Wisconsin Avenue, NW
                  Suite 400
                  Washington, D.C. 20015
                  Attention:        John J. Gorman, Esq.
                                    Eric Luse, Esq.

         (b)      If to WHG or Heritage Bank, to:

                  Heritage Savings Bank
                  1505 York Road
                  Lutherville, Maryland  21093
                  Attention:        Mrs. Peggy J. Stewart
                                    President and Chief Executive Officer

                  with a copy to:

                  Malizia Spidi & Fisch, PC
                  1100 New York Avenue, N.W.
                  Suite 340 West
                  Washington, DC  20005
                  Attention:        John J. Spidi, Esq.

         Section 8.07 Captions.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         Section 8.08 Counterparts.

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 8.09 Severability.

         If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 8.10 Governing Law.

         This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of Maryland.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                         BCSB BANKCORP, INC.



                         By:      /s/Gary C. Loraditch
                                  ----------------------------------------------
                                  Gary C. Loraditch
                                  President



                         BALTIMORE COUNTY SAVINGS BANK



                         By:      /s/Gary C. Loraditch
                                  ----------------------------------------------
                                  Gary C. Loraditch
                                  President




                         HERITAGE SAVINGS BANK



                         By:      /s/Peggy J. Stewart
                                  ----------------------------------------------
                                  Peggy J. Stewart
                                  President and Chief Executive Officer


                         WHG BANCSHARES CORPORATION



                         By:      /s/Peggy J. Stewart
                                  ----------------------------------------------
                                  Peggy J. Stewart
                                  President and Chief Executive Officer